                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                               EMULEX CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                               EMULEX CORPORATION
                             3535 HARBOR BOULEVARD
                          COSTA MESA, CALIFORNIA 92626
                                 (714) 662-5600
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 21, 1996

To the Stockholders of EMULEX CORPORATION:

     You are cordially invited to attend the Annual Meeting of Stockholders of Emulex Corporation, a Delaware corporation (the "Company"), which will be held at the corporate headquarters of the Company at 3535 Harbor Boulevard, Costa Mesa, California, at 10:00 a.m., California time, on Thursday, November 21, 1996, to consider and act upon the following matters, all as more fully described in the accompanying Proxy Statement which is incorporated herein by this reference:

          1. To elect a board of five directors to serve until the next annual meeting of the Company's stockholders and until their successors have been elected and qualify;

          2. To consider and take action concerning approval of an amendment of the Company's Employee Stock Option Plan (a copy of which, as amended, is included as Appendix A to the accompanying Proxy Statement) which increases the number of shares covered by such plan by 200,000 shares;

          3. To ratify the selection of KPMG Peat Marwick LLP as the Company's independent public accountants for fiscal year 1997; and

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record of the Company's common stock at the close of business on October 7, 1996, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting.

     THOSE WHO CANNOT ATTEND ARE URGED TO SIGN, DATE, AND OTHERWISE COMPLETE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. ANY STOCKHOLDER GIVING A PROXY HAS THE RIGHT TO REVOKE IT ANY TIME BEFORE IT IS VOTED.

                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          /s/ Walter J. McBride
                                          Walter J. McBride
                                          Senior Vice President, Chief Financial
                                          Officer,
                                          Secretary and Treasurer

Costa Mesa, California
October 21, 1996

                               EMULEX CORPORATION
                             3535 HARBOR BOULEVARD
                          COSTA MESA, CALIFORNIA 92626
                                 (714) 662-5600
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                   APPROXIMATE DATE PROXY MATERIAL FIRST SENT
                       TO STOCKHOLDERS: OCTOBER 21, 1996

     The following information is in connection with the solicitation of proxies for the Annual Meeting of Stockholders of Emulex Corporation, a Delaware corporation (the "Company"), to be held at the Company's headquarters at 3535 Harbor Boulevard, Costa Mesa, California, at 10:00 a.m., California time, on Thursday, November 21, 1996, and adjournments thereof (the "Meeting"), for the purposes stated in the Notice of Annual Meeting of Stockholders preceding this Proxy Statement.

                     SOLICITATION AND REVOCATION OF PROXIES

     A form of proxy is being furnished herewith by the Company to each stockholder, and, in each case, is solicited on behalf of the Board of Directors of the Company for use at the Meeting. The entire cost of soliciting these proxies will be borne by the Company. The Company may pay persons holding shares in their names or the names of their nominees for the benefit of others, such as brokerage firms, banks, depositaries, and other fiduciaries, for costs incurred in forwarding soliciting materials to their principals. In that connection, the Company has retained ChaseMellon Shareholder Services, Encino, California, to deliver soliciting materials to such record holders for distribution by them to their principals and to assist the Company in collecting proxies from such holders. The cost of these services, excluding out-of-pocket expenses, is not expected to exceed $4,000. Members of the Management of the Company may also solicit some stockholders in person, or by telephone, telegraph or telecopy, following solicitation by this Proxy Statement, but will not be separately compensated for such solicitation services.

     Proxies duly executed and returned by stockholders and received by the Company before the Meeting will be voted "FOR" the election of all five of the nominee-directors specified herein, "FOR" approval of the amendment of the Company's Employee Stock Option Plan, and "FOR" the ratification of the selection of KPMG Peat Marwick LLP as the Company's independent public accountants for fiscal year 1997, unless a contrary choice is specified in the proxy. Where a specification is indicated as provided in the proxy, the shares represented by the proxy will be voted and cast in accordance with the specification made. As to other matters, if any, to be voted upon, the persons designated as proxies will take such actions as they, in their discretion, may deem advisable. The persons named as proxies were selected by the Board of Directors of the Company and each of them is a director of the Company.

     Under the Company's bylaws and Delaware law, shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact in the election of directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger proportion of votes. Abstentions as to the proposals to approve of the amendment of the Company's Employee Stock Option Plan and ratify the selection of KPMG Peat Marwick LLP as the Company's independent public accountants will have the same effect as votes against such proposals. Broker non-votes, however, will be treated as unvoted for purposes of determining approval of such proposals and will not be counted as votes for or against such proposals.

     Your execution of the enclosed proxy will not affect your right as a stockholder to attend the Meeting and to vote in person. Any stockholder giving a proxy has a right to revoke it at any time by either (a) a later-dated proxy,
(b) a written revocation sent to and received by the Secretary of the Company prior to the Meeting, or (c) attendance at the Meeting and voting in person.

                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

     The Company has outstanding only common stock, of which 6,004,520 shares were outstanding as of the close of business on October 7, 1996 (the "Record Date"). Only stockholders of record on the books of the Company at the close of business on the Record Date will be entitled to vote at the Meeting. Each share of common stock is entitled to one vote.

     Representation at the Meeting by the holders of a majority of the outstanding common stock of the Company, either by personal attendance or by proxy, will constitute a quorum.

     The following table sets forth information as to the beneficial ownership of the Company's common stock by all directors and the persons identified in the Summary Compensation Table, as well as by current directors and executive officers of the Company as a group and, to the best of the Company's knowledge, beneficial owners of 5% or more of the Company's common stock. The information in the following table is based on ownership of the Company's common stock as of the Record Date.

                                                              AMOUNT AND NATURE OF
     TITLE OF CLASS           NAME OF BENEFICIAL OWNER       BENEFICIAL OWNERSHIP(1)   PERCENT OF CLASS(2)
------------------------  ---------------------------------  -----------------------   -------------------
DIRECTORS:
Common Stock              Fred B. Cox                                287,500(3)                 4.8%
Common Stock              Paul F. Folino                             113,324(4)                 1.9%
Common Stock              Michael P. Downey                           10,333(4)                   *
Common Stock              Robert H. Goon                              12,776(5)                   *
Common Stock              Gary E. Liebl                               12,500(4)                   *
Common Stock              Don M. Lyle                                 10,833(4)                   *
NON-DIRECTOR EMPLOYEES:
Common Stock              Walter J. McBride                           15,937(4)                   *
Common Stock              Michael A. Peitler                          22,187(4)                   *
Common Stock              Ronald P. Quagliara                          9,374(4)                   *
Common Stock              Charles N. Goff                             24,437(6)                   *
                          All current directors and                         (4)                    %
                          executive officers as a group (12          540,773                    8.7
                          persons)(7)
5% STOCKHOLDERS:
Common Stock              Kopp Investment Advisors, Inc.             652,245(8)                10.9%
                          6600 France Avenue South,
                          Suite 672
                          Edina, Minnesota 55435

---------------

(1) Except as otherwise indicated and subject to applicable community property and similar laws, the Company assumes that each named person has the sole voting and investment power with respect to his or its shares (other than shares subject to options).

(2) Percent of class is based on the number of shares outstanding on the Record Date plus, with respect to each named person, the number of shares of common stock, if any, which the stockholder has the right to acquire within 60 days of such date. Ownership of less than one percent is indicated by an asterisk.

(3) Consists of 275,000 shares held in a family trust of which Mr. Cox and his wife are co-trustees and share voting and investment power and 12,500 shares which are subject to options held by Mr. Cox which are currently exercisable.

(4) Includes shares which are purchasable pursuant to stock options which are currently, or within the next 60 days will be, exercisable.

(5) Consists of 276 shares held by Mr. Goon's wife and 12,500 shares which are subject to options held by Mr. Goon which are currently exercisable.

(6) Consists of 11,000 shares held in a family trust of which Mr. Goff and his wife are co-trustees and share voting and investment power and 13,437 shares which are subject to options held by Mr. Goff which are currently exercisable or will become exercisable within the next 60 days.

(7) Includes persons who serve as executive officers of the Company's principal subsidiaries.

(8) The beneficial owner has informed the Company that (i) these shares are beneficially owned in the capacity of an investment adviser registered under the Investment Advisers Act of 1940, (ii) voting power is exercised pursuant to investment management contracts, and (iii) no single client of the adviser owns more than 5% of the Company's common stock.

     The Company knows of no contractual arrangements which may at a subsequent date result in a change of control of the Company.

                      NOMINATION AND ELECTION OF DIRECTORS

     The Company's directors are to be elected at each annual meeting of stockholders. The five nominees for election as directors at this Meeting set forth in the table below are all recommended by the Board of Directors of the Company. All of the nominated directors were elected as directors at the 1995 Annual Meeting of Stockholders of the Company. Gary E. Liebl, a current director of the Company, has advised the Company that for personal reasons he does not plan to stand for re-election to the Board of Directors and will cease to be a director of the Company effective on the date of the Meeting.

     In the event that any of the nominees for director should become unable to serve if elected, it is intended that shares represented by proxies which are executed and returned will be voted for such substitute nominee(s) as may be recommended by the Company's existing Board of Directors.

     The five nominee-directors receiving the highest number of votes cast at the Meeting will be elected as the Company's directors to serve until the next annual meeting of stockholders and until their successors are elected and qualify. Subject to certain exceptions specified below, stockholders of record on the Record Date are entitled to cumulate their votes in the election of the Company's directors (i.e., they are entitled to the number of votes determined by multiplying the number of shares held by them times the number of directors to be elected) and may cast all of their votes so determined for one person, or spread their votes among two or more persons as they see fit. No stockholder shall be entitled to cumulate votes for a given candidate for director unless such candidate's name has been placed in nomination prior to the vote and the stockholder has given notice at the Meeting, prior to the voting, of the stockholder's intention to cumulate his or her votes. If any one stockholder has given such notice, all stockholders may cumulate their votes for candidates in nomination. Discretionary authority to cumulate votes is hereby solicited by the Board of Directors.

     The Company's By-laws provide that only persons who are nominated in accordance with specified By-law procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder entitled to vote for the election of directors who complies with certain notice procedures set forth in the By-laws. Such nominations must be made by written notice to the Secretary of the Company and must be delivered or mailed and received at the principal executive offices of the Company not less than 60 days or more than 90 days prior to the date of the meeting. In the event that the first public disclosure of the date of the meeting is made less than 70 days prior to the date of the meeting, notice by the stockholder will be timely if received not later than the close of business on the tenth day following the day on which such disclosure was first made. The stockholder's notice must set forth certain information concerning the proposed nominee and the stockholder giving notice, as set forth in the By-laws.

     The following table sets forth certain information concerning the nominees for election as directors (all of such nominees being continuing members of the Company's present Board of Directors):

     NOMINEE(1)                        PRINCIPAL OCCUPATION                    AGE
---------------------    -------------------------------------------------     ---
Fred B. Cox              Chairman of the Company and Director of Continuus     62
                         Software Corporation
Paul F. Folino           President and Chief Executive Officer of the          51
                         Company
Michael P. Downey(2)     Executive Vice President and Chief Financial          49
                         Officer of Nellcor Puritan Bennett, Incorporated,
                         a manufacturer of medical instruments
Robert H. Goon(2)        Lawyer, Partner in the law firm of Jeffer,            55
                         Mangels, Butler & Marmaro LLP, counsel to the
                         Company
Don M. Lyle(3)           Principal of Technology Management Co., a             57
                         management consulting firm specializing in high
                         technology companies

------------------------

(1) The Company does not have a nominating committee of the Board of Directors. The nominees for election as directors at the Meeting were selected by the Board of Directors of the Company.

(2) Member of the audit committee of the Board of Directors of the Company, currently consisting of two directors, neither of whom is an employee of the Company, which held four meetings during the last fiscal year of the Company. The audit committee reviews, acts on, and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's independent public accountants, the scope of the annual audits, the nature of nonaudit services, the fees to be paid to the independent public accountants, the performance of the Company's independent public accountants and the accounting practices of the Company.

(3) Member of the compensation committee of the Board of Directors of the Company, currently consisting of two directors, neither of whom is an employee of the Company, which held four meetings during the last fiscal year of the Company. The compensation committee reviews the performance of the executive officers of the Company and its subsidiaries and reviews the compensation programs for other key employees, including salary and cash bonus levels and option grants under the Emulex Corporation Employee Stock Option Plan.

     Mr. Cox is a founder of the Company and has served as a director since its inception in 1979. Mr. Cox served as the Company's Chief Executive Officer from its inception until he retired in October 1990. From November 1991 until November 1994, Mr. Cox served as President of Continuus Software Corporation, a developer and marketer of computer software products, and currently serves as a member of its Board of Directors.

     Mr. Folino was elected in May 1993 to serve as the President and Chief Executive Officer of the Company and as a director of the Company. From January 1991 to May 1993, Mr. Folino was President and Chief Operating Officer of Thomas-Conrad Corporation, a manufacturer of local area networking products.

     Mr. Downey has served as a director of the Company since February 1994. He is Executive Vice President and Chief Financial Officer of Nellcor Puritan Bennett, Incorporated, a Nasdaq-listed manufacturer of medical instruments with which he has been employed for more than the last five years. From 1984 to 1986, Mr. Downey was Vice President, Finance with Shugart Corporation, a manufacturer of disk drives.

     Mr. Goon has served as a director of the Company since its inception in 1979. He has been engaged in the practice of law for 31 years. For more than the last five years, he has been a partner in the law firm of Jeffer, Mangels, Butler & Marmaro LLP, counsel to the Company.

     Mr. Lyle has served as a director of the Company since February 1994. Since 1983 he has served as an independent consultant to various computer and venture capital companies and as a principal of Technology Management Co., a management consulting firm specializing in high technology companies. Mr. Lyle also serves as a member of the board of directors of DH Technology, Inc., a print head and specialty printing company, Systech Corp., a data communications company, and Insync Systems, a supplier of ultra-clean gas-delivery systems to semiconductor equipment manufacturers.

     There were five meetings of the Board of Directors of the Company during the last fiscal year of the Company. Each of the directors of the Company attended 75% or more of the aggregate of the total number of meetings of the Board of Directors held during the last fiscal year and the total number of meetings held by all committees of the Board of Directors on which he served during the last fiscal year.

COMPENSATION OF DIRECTORS

     Directors' Fees. Directors who are not employees of the Company receive a quarterly retainer of $4,000 plus $1,000 for each meeting of the Board of Directors in excess of five per year, and reimbursement for travel expenses. In addition, the chairmen of the audit and compensation committees receive an additional quarterly retainer of $500, while committee members receive an additional quarterly retainer of $300. Directors who are employees of the Company receive no additional compensation for serving on the Board of Directors. Directors are entitled to reimbursement for out-of-pocket expenses in connection with attendance at Board and committee meetings.

     Stock Options. On October 24, 1990, the Board of Directors of the Company adopted the Emulex Corporation Non-Employee Director Stock Option Plan (the "Director Plan") under which a maximum of 75,000 shares of common stock of the Company were authorized to be issued pursuant to exercise of stock options granted under the plan to directors who are not employees of the Company or any of its subsidiaries.

     At a Special Meeting of Stockholders of the Company held on February 24, 1994, the stockholders approved an increase in the number of shares covered by the Director Plan by 50,000 to 125,000, an extension of the termination date of the Director Plan from December 31, 1993 to December 31, 1996, the conversion of options in connection with the distribution of the outstanding common stock of QLogic Corporation, a former subsidiary of the Company ("QLogic"), to the stockholders of the Company on February 28, 1994 (the "Distribution"), and certain other administrative and conforming amendments.

     Each director of the Company is eligible to receive an option under the Director Plan only if such director (i) is not then an employee of the Company or any of its subsidiaries, and (ii) has not, within the period of three years immediately preceding such time, received any stock option, stock bonus, stock appreciation right, or other similar stock award from the Company or any of its subsidiaries other than options granted to such director under the Director Plan ("Eligible Director"). Only Eligible Directors may receive options under the Director Plan.

     The Director Plan provides that an option to purchase 12,500 shares of common stock of the Company shall be granted automatically to each Eligible Director upon the later to occur of (i) the date of adoption of the Director Plan by the Board (October 24, 1990), or (ii) the date on which such director first becomes an Eligible Director. The options are non-qualified stock options not eligible for the favorable tax consequences given to incentive stock options by Section 422 of the Internal Revenue Code of 1986 (the "Code"). The purchase price per share of the common stock of the Company issuable upon exercise of the option must be 100% of the fair market value per share of such common stock as of the date the option is granted. Payment for shares purchased on exercise of an option may be made in either cash or in common stock of the Company having a fair market value (determined in the manner the exercise price of options is determined) equal to the aggregate exercise price of the shares being purchased.

     No option granted under the Director Plan may be exercised after the expiration of the earlier of (i) ten years following the date the option is granted or (ii) one year following the date the optionee ceases to be a director of the Company for any reason.

     An option granted under the Director Plan shall be exercisable when it is granted as to one-third of the shares subject to the option if the director to whom it is granted has served as a director of the Company for more than five years prior to the date the option is granted. An option shall also become exercisable as to one-third of the shares subject to the option on each anniversary of the date the option is granted if the director to whom the option is granted is still a director of the Company on such anniversary. For purposes of determining exercisability of an option, service as a director of the Company need not be continuous and includes service as a director of Emulex Corporation, a California corporation, prior to the reincorporation of the Company in 1986 as a Delaware corporation.

     Unless sooner terminated by the Board, the Director Plan expires on December 31, 1996.

     The Board may amend, modify or terminate the Director Plan, but may not without the prior approval of stockholders make any amendments which would (i) materially increase the benefits accruing to directors under the Director Plan,
(ii) increase the total number of shares which may be issued under the Director Plan, or (iii) materially modify the eligibility requirements to receive a stock option grant under the Director Plan.

     In October 1996, the Director Plan was amended by the Board of Directors to extend the termination date of the plan by five years to December 31, 2001.

     In October 1990, Mr. Goon was granted an option under the Director Plan to purchase 12,500 shares of common stock of the Company at a purchase price of $3.20 per share. In January 1991, Mr. Cox was granted an option under the Director Plan to purchase 12,500 shares of common stock of the Company at a purchase price of $3.61 per share. The purchase price of each option was the fair market value of the common stock of the Company on the date of grant. In connection with the Distribution, each option which was outstanding under the Director Plan at the time of the Distribution was converted into two separately exercisable options: one to purchase the same number of shares of Emulex common stock which the option covered as of the time of the Distribution; and one to purchase that same number of shares of QLogic common stock. Upon completion of the Distribution, Messrs. Lyle and Downey each were granted an option to purchase 12,500 shares of the Company's common stock at an exercise price of $5.125 per share.

     Other Compensation. In fiscal 1996, the Company and/or its subsidiaries obtained legal services from the law firm of Jeffer, Mangels, Butler & Marmaro LLP, of which Mr. Goon is a partner, on terms which the Company believes were as favorable as would have been obtained from unaffiliated parties.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table sets forth information concerning compensation of the principal executive officer of the Company and the four most highly compensated other executive officers of the Company or its subsidiaries for each of the last three completed fiscal years:

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                               ANNUAL COMPENSATION                   COMPENSATION
                                      -------------------------------------   ---------------------------
                                                                 OTHER          STOCK           ALL
          NAME AND                                              ANNUAL         OPTION          OTHER
     PRINCIPAL POSITION        YEAR    SALARY     BONUS     COMPENSATION(1)   GRANTS(2)   COMPENSATION(3)
-----------------------------  -----  --------   --------   ---------------   ---------   ---------------
Paul F. Folino                 1996   $270,783   $    -0-      $ 687,694(4)     30,000        $ 7,970
  President and CEO            1995    243,830    108,640        105,578(4)     50,000         10,920
                               1994    230,521     37,807            -0-           -0-          5,231

Walter J. McBride              1996    183,445        -0-        335,188(5)     15,000          3,928
  Senior V.P., CFO,            1995    171,531     54,927         45,570(5)      5,000          3,458
  Secretary and Treasurer      1994    106,130     27,524         76,987(5)     40,000            150
  (from November 1993)
Michael A. Peitler             1996    183,172        -0-        135,939(6)     15,000          5,593
  Senior V.P.                  1995    169,692     53,695        108,514(6)      5,000         11,666
  Worldwide Sales              1994    124,918     35,485            -0-        40,000          1,479
  (from September 1993)
Ronald P. Quagliara            1996    167,213        -0-            -0-           -0-          1,352
  V.P. Research and            1995     38,588      8,272            -0-        25,000             95
  Development (from April
     1995)
Charles N. Goff                1996    165,267        -0-         17,952        10,000          9,548
  V.P. Manufacturing           1995    146,608     45,122        153,334(7)      5,000         11,198
                               1994    133,584     22,038         24,451         5,000          4,136

---------------

(1) Except where indicated in the Summary Compensation Table, perquisites and other personal benefits did not in the aggregate equal or exceed the lesser of $50,000 for any named individual or 10 percent of the total of annual salary and bonus reported in this table for such person.

(2) The amounts in the table represent shares of the Company's common stock covered by stock options granted to the named individual under the Emulex Corporation Employee Stock Option Plan. In connection with the Distribution, each option outstanding under the Employee Plan (other than certain options held by Mr. Folino) was converted into two separately exercisable options: one to purchase the same number of shares of common stock of the Company which the converted option covered as of the date of the Distribution, and one to purchase that same number of shares of common stock of QLogic. The purchase price per share of Emulex common stock was an amount which bears the same ratio to the exercise price per share under the converted option that the fair market value per share of Emulex common stock after the Distribution bore to the sum of the fair market value per share of QLogic common stock after the Distribution plus the fair market value per share of Emulex common stock after the Distribution. In the Distribution, Mr. Folino's option was converted into two separately exercisable options: one to purchase 125,000 shares of Emulex common stock, and a second option to purchase 25,000 shares of QLogic common stock. The purchase price per share of Emulex common stock and QLogic common stock subject to Mr. Folino's Emulex option and QLogic option was the fair market value per share of Emulex common stock and QLogic common stock, respectively, after the Distribution.

(3) This column includes the Company's matching contributions to the Emulex Retirement Savings Plan, group term life insurance premiums and health care reimbursement paid with respect to the named executive.

(4) Includes $678,712 and $99,303 which represent the realized value of options exercised in 1996 and 1995, respectively.

(5) Includes $329,188 which represents the realized value of options exercised in 1996, and $72,987 and $39,570 in relocation expenses for 1994 and 1995, respectively.

(6) Includes $127,366 and $101,553 which represent the realized value of options exercised in 1996 and 1995, respectively.

(7) Includes $91,798 which represents the realized value of options exercised in 1995.

KEY EMPLOYEE RETENTION AGREEMENTS

     The Company has previously entered into an agreement with Mr. Folino under which Mr. Folino would be entitled to receive the following payments and benefits in the event of termination of his employment by the Company without cause or by Mr. Folino because of a demotion within two years after a change in control of the Company: (i) a severance payment equal to the present value of two times the sum of Mr. Folino's annual salary plus the highest annual average of any two of his last three annual bonuses; (ii) continuation for two years following termination of employment of his health, life insurance, disability income, tax assistance, and executive automobile benefits (reduced to the extent similar benefits are received by him from another employer); and (iii) acceleration of vesting of his right to exercise his stock options based on the length of his continued employment following the grant of the option by one year upon the change in control of the Company and full acceleration of vesting of such exercise right in the event of termination of his employment without cause or because of a demotion as aforesaid within two years after the change in control. The Company also has entered into similar agreements with Messrs. McBride, Peitler, Quagliara and Goff, and with four other executives of the Company. The key employee retention agreements for Messrs. McBride, Peitler, Quagliara and Goff provide for payments and benefits similar to those described above, except that the severance payment is equal to the present value of one times the sum of the employee's annual salary plus the highest annual average of any two of the employee's last three annual bonuses; and continuation following termination of employment of the employee's health, life insurance, disability income, tax assistance, and executive automobile benefits (reduced to the extent similar benefits are received by the employee from another employer) is limited to one year.

OPTION GRANTS DURING FISCAL 1996

     The following table sets forth information on grants of stock options pursuant to the Emulex Corporation Employee Stock Option Plan during the fiscal year ended June 30, 1996, to the officers identified in the Summary Compensation
Table:

                       OPTION GRANTS IN FISCAL YEAR 1996

                                                                                               POTENTIAL REALIZABLE
                                                                                              VALUE AT ASSUMED ANNUAL
                                                                                               RATES OF STOCK PRICE
                                                                                              APPRECIATION FOR OPTION
                           OPTIONS      % OF TOTAL OPTIONS                                            TERM(4)
                           GRANTED     GRANTED TO EMPLOYEES      EXERCISE     EXPIRATION      -----------------------
         NAME                (1)            IN 1996(2)           PRICE(3)        DATE            5%           10%
-----------------------    -------     ---------------------     --------     -----------     --------     ----------
Paul F. Folino.........     30,000             10.54              $21.75        8/24/05       $410,212     $1,039,475
Walter J. McBride......     15,000              5.27               21.75        8/24/05        205,106        519,738
Michael A. Peitler.....     15,000              5.27               21.75        8/24/05        205,106        519,738
Ronald P. Quagliara....        -0-                --                  --             --             --             --
Charles N. Goff........     10,000              3.51               21.75        8/24/05        136,737        346,492

---------------

(1) The amounts in the table represent shares of the Company's common stock covered by stock options granted to the named individual under the Emulex Corporation Employee Stock Option Plan. Each option becomes exercisable on a cumulative basis as to 25% of the option shares one year after the date of grant and as to an additional 6.25% of the option shares each three month interval thereafter.

(2) The number of shares of Company common stock covered by the options granted to the named individual during the last completed fiscal year of the Company equals the percentage set forth below of the total number of shares of the Company common stock covered by all options granted by the Company to employees of the Company during such year.

(3) The exercise price of each option is the market price of the common stock of the Company on the date of grant.

(4) These columns present hypothetical future values of the stock obtainable upon exercise of the options net of the option's exercise price, assuming that the market price of the Company's common stock appreciates at a five and ten percent compound annual rate over the ten year term of the options. The five and ten percent rates of stock price appreciation are presented as examples pursuant to the Proxy Rules and do not necessarily reflect management's assessment of the Company's future stock price performance. The potential realizable values presented are not intended to indicate the value of the options.

OPTION EXERCISES IN FISCAL 1996 AND YEAR-END OPTION VALUES

     The following table sets forth information concerning stock options which were exercised during, or held at the end of, fiscal 1996 by the officers named in the Summary Compensation Table:

                   OPTION EXERCISES AND YEAR-END VALUE TABLE

                                                                                                 VALUE OF UNEXERCISED
                                                           NUMBER OF UNEXERCISED OPTIONS        IN-THE-MONEY OPTIONS AT
                                                                AT FISCAL YEAR END                FISCAL YEAR END(1)
                          SHARES ACQUIRED      VALUE       -----------------------------     -----------------------------
         NAME               ON EXERCISE       REALIZED     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
----------------------    ---------------     --------     -----------     -------------     -----------     -------------
Paul F. Folino........         31,500         $678,712        75,625           89,375         $ 671,284        $ 465,391
Walter J. McBride.....         21,250          329,188         3,124           35,626            18,199          177,876
Michael A. Peitler....          6,250          127,366        11,875           34,375           105,241          167,391
Ronald P. Quagliara...            -0-               --         6,250           18,750               -0-              -0-
Charles N. Goff.......            -0-               --         9,375           15,625            80,691           32,109

---------------

(1) Valued at $14.625 per share.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In fiscal 1996, Gary E. Liebl and Don M. Lyle served as members of the Compensation Committee of the Company. After the Meeting, it is anticipated that the members of the Compensation Committee of the Company will be Messrs. Cox and Lyle, neither of whom is now, nor was at any time during the last completed fiscal year of the Company, an officer or employee of the Company. During fiscal 1996, no executive officer of the Company served as a member of the Compensation Committee (or its equivalent) or as a director of any entity whose executive officers served on either the Compensation Committee or the Board of Directors of the Company.

REPORT OF EXECUTIVE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors makes this report on executive compensation pursuant to Item 402 of Regulation S-K. Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate future filings, including this Proxy Statement, in whole or in part, this report and the graph which follows this report shall not be incorporated by reference into any such filings, and such information shall be entitled to the benefits provided in Item 402(a)(9).

     The Compensation Committee reviews the performance of the executive officers of the Company, makes recommendations to the Board of Directors as to the compensation of the executive officers of the Company and its subsidiaries, reviews the compensation programs for other key employees, including salary and cash bonus levels, reviews and approves certain employee benefit policies and programs, and reviews and makes recommendations to management with respect to executive recruitment. In addition, the Compensation Committee administers the Emulex Corporation Employee Stock Option Plan ("Employee Plan"), including review and approval of grants of options under the plan to executive officers and other key employees of the Company and its subsidiaries.

     Compensation Policies and Philosophy. The Company's executive compensation policies are designed to attract, retain and reward executive officers who contribute to the Company's success, to provide economic incentives for executive officers to achieve the Company's business objectives by linking the executive officers' compensation to the performance of the Company, to strengthen the relationship between executive pay and stockholder value and to reward individual performance. The Company uses a combination of base salary, cash bonuses and stock awards to achieve the aforementioned objectives.

     The Compensation Committee considers a number of factors which include the level and types of compensation paid to executive officers in similar positions by comparable companies. In addition, the Compensation Committee evaluates corporate performance by looking at factors such as performance relative to competitors, performance relative to business conditions, and the success of the Company in meeting its financial objectives. The Compensation Committee also reviews the individual performance of each executive officer, including a review of the ability of a given executive to meet individual performance objectives, demonstration of job knowledge and skills, and the ability to work with others toward the achievement of the Company's goals.

     Components of Compensation. Executive officer salaries are established in relation to a range of salaries for comparable positions among a peer group of other computer companies of comparable size and complexity. The Company seeks to pay its executive officers salaries that are commensurate with their qualifications, duties and responsibilities and that are competitive in the marketplace. In general, the Company attempts to set executive compensation between the 50th and 75th percentile of salaries paid to executives of the Company's peer group of corporations. In making its annual salary recommendations, the Compensation Committee looks at the Company's financial position and performance, the contribution of the individual executive officers during the prior fiscal year in helping to meet the Company's financial and business objectives, and the executive officers' performance of their individual responsibilities.

     Executive officer cash bonuses are used to provide executive officers with financial incentives to meet performance targets of the Company. Performance targets and bonus recommendations for executives, other than principal executive officers, are proposed by the management of the Company based on the Company's annual operating plan, reviewed and, when appropriate, revised by the Compensation Committee and approved by the Board of Directors. Personal goals and bonus recommendations for the principal executive officers are recommended by the Compensation Committee based on the Company's achievement in comparison to the annual operating plan, and approved by the Board.

     The Compensation Committee believes that equity ownership by executive officers provides incentives to build stockholder value and align the interests of executive officers with the stockholders. Upon hiring executive officers, the Compensation Committee typically recommends stock option grants to the officers under the Employee Plan, subject to applicable vesting periods. Thereafter, the Compensation Committee considers awarding additional grants, usually on an annual basis, under the Employee Plan. The Compensation Committee believes that these additional annual grants provide incentives for executive officers to remain with the Company. Options are granted at the current market price for the Company's common stock and, consequently, have value only if the price of the Company's common stock increases over the exercise price. The size of the initial grant is usually based upon factors such as comparable equity compensation offered by other computer companies, the seniority of the executive officer and the contribution that the executive officer is expected to make to the Company. In determining the size of the periodic grants, the Compensation

Committee considers prior grants to the executive officer, the executive's performance during the current fiscal year and his or her expected contributions during the succeeding fiscal year.

     Compensation of the Principal Executive Officer. The Compensation Committee reviews the performance of the principal executive officer, as well as other executive officers of the Company and its subsidiaries, annually. Based upon the Company having met and exceeded the goals that were set for financial performance for fiscal year 1995 and in consideration and review of other computer companies of similar size and complexity and the current pay practices for their industry, in September 1995 the Compensation Committee awarded Mr. Folino an increase in his annual base salary to $275,000, an increase in his bonus base to $110,000 and a stock option grant of 30,000 shares under the Employee Plan at an exercise price of $21.75.

                                          Respectfully submitted,

                                          Compensation Committee:

                                          Gary E. Liebl, Chairman
                                          Don M. Lyle

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     The graph below compares the cumulative total stockholder return on the Company's common stock with the cumulative total return on the Standard & Poor's 500 Index and the Hambrecht & Quist Computer Hardware Sector Index for the period of five fiscal years commencing July 1, 1991 and ended June 30, 1996.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
               EMULEX CORPORATION COMMON STOCK, S&P 500 INDEX AND
                HAMBRECHT & QUIST COMPUTER HARDWARE SECTOR INDEX

                                                 H&Q COMPUTER
      MEASUREMENT PERIOD          EMULEX COR-      HARDWARE
    (FISCAL YEAR COVERED)          PORATION         SECTOR          S&P 500
JUN-91                                  100.00          100.00          100.00
SEP-91                                   85.00          107.68          105.35
DEC-91                                   70.00          100.49          114.19
MAR-92                                   81.67          105.36          111.30
JUN-92                                   90.00          106.16          113.41
SEP-92                                   76.67           95.01          116.99
DEC-92                                  131.67           86.90          122.88
MAR-93                                   91.67           86.85          128.25
JUN-93                                   90.00           84.62          128.88
SEP-93                                   90.00           74.88          132.21
DEC-93                                   83.33           91.11          135.27
MAR-94                                   27.50           96.18          130.15
JUN-94                                   44.17           83.07          130.69
SEP-94                                   59.17           99.00          137.08
DEC-94                                   90.00          113.17          137.06
MAR-95                                  125.00          116.55          150.41
JUN-95                                  160.83          145.92          164.77
SEP-95                                   88.33          157.65          177.86
DEC-95                                   68.33          162.91          188.57
MAR-96                                   95.00          159.84          198.69
JUN-96                                   97.50          171.71          207.61

---------------
* Assumes that the value of the investment in the Company's common stock and each index was $100 on July 1, 1991. For comparative purposes, effective March 1994, the graph no longer reflects the value of QLogic, shares of which were distributed to Emulex stockholders in February 1994.

                  AMENDMENT OF THE EMPLOYEE STOCK OPTION PLAN

     In 1980, the Board of Directors of the Company adopted the Emulex Corporation Employee Stock Option Plan (the "Employee Plan"). Under the Employee Plan, as currently in effect, a maximum of 2,380,000 shares of common stock of the Company may be issued pursuant to exercise of options granted under the Plan. As of October 7, 1996, a total of 1,588,861 shares had been issued under the Employee Plan as a result of exercise of previously granted options; options were outstanding in respect of an aggregate of 699,010 shares; and an aggregate of 92,129 shares were available for future grants of options under the Employee Plan.

     In August 1996, the Board of Directors amended the Employee Plan, subject to approval of the stockholders, to increase the number of shares covered by the plan by 200,000 shares. The Employee Plan is intended to provide additional compensation and incentives to eligible individuals whose present and potential contributions are important to the continued success of the Company, to afford such persons an opportunity to acquire a proprietary interest in the Company and to enable the Company to continue to enlist and retain the best available talent for the successful conduct of its business. The amendment was adopted and is recommended for approval by the Company's stockholders because the Board believes that option grants and the stock issuances under the Employee Plan play an important role in the Company's efforts to attract employees of outstanding ability and to reward employees for outstanding performance. In the event the amendment to the Employee Plan is not approved by the stockholders, the Board believes that the Company's inability to grant additional options under the Employee Plan will adversely impact the Company's future hiring, promotion and operating plans.

     A copy of the Employee Plan, as amended by the Board subject to stockholder approval, is set forth in full as Appendix A to this Proxy Statement. Following is a summary of the principal provisions of the Employee Plan, as so amended:

     Purpose. The purpose of the Employee Plan will continue to be to further the growth and development of the Company and its subsidiaries by providing, through an equity interest in the Company, an incentive to officers and other key employees who are in a position to contribute materially to the prosperity of the Company, to increase such persons' interests in the Company's welfare, to encourage them to continue their services to the Company or its subsidiaries and to attract individuals of outstanding ability to enter the employment of the Company or its subsidiaries.

     Types of Options. Two types of options may be granted under the Employee
Plan: options intended to qualify as incentive stock options under Section 422 of the Code; and non-qualified stock options not specifically authorized or qualified for favorable federal income tax consequences.

     Administration. The Employee Plan is administered by the Board of Directors, or in the discretion of the Board, by a Committee ("Committee") consisting of two or more Directors of the Company where each such Director is a "nonemployee director" (within the meaning of amended Rule 16b-3 under the Securities Exchange Act of 1934). The Employee Plan administrator shall have exclusive authority to determine employees to whom options will be granted, the timing and manner of the grant of options, the exercise price, the number of shares covered by and all of the terms of options, the duration and purpose of leaves of absence which may be granted to optionees without constituting termination of employment for purposes of the Employee Plan and all other determinations necessary or advisable for administration of the Employee Plan. Members of the Committee are appointed by and serve at the pleasure of the Board and may be removed by the Board at its discretion. The Company's stockholders may elect to remove one or all of the members of the Board or of the Committee by voting for the removal of such members as Directors of the Company.

     Eligibility. Any employee of the Company or any of its subsidiaries who does not own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations is eligible to receive an option under the Employee Plan.

     Shares Subject to the Employee Plan. The aggregate number of shares of common stock of the Company which may be issued pursuant to exercise of options granted under the Employee Plan, including shares which have previously been issued, shall not exceed 2,580,000 shares (subject to adjustment pursuant to the "anti-dilution" provisions of the Employee Plan). This represents an increase of 200,000 shares in the aggregate number of shares covered by the Employee Plan prior to amendment. Since an aggregate of 1,588,861 shares have already been issued as a result of exercise of options previously granted under the Employee Plan, this amendment would allow the Company to issue in the future a maximum of 991,139 shares upon exercise of options which are now outstanding or which may be granted in the future. Subject to the provisions of the Employee Plan, the Board or the Committee may determine, in its sole discretion, the number of shares of common stock of the Company with respect to which incentive stock options and non-qualified stock options may be granted.

     Grant, Term and Conditions of Options. The purchase price for the shares subject to any option granted under the Employee Plan shall not be less than 100% of the fair market value of the shares of common stock of the Company on the date the option is granted.

     The purchase price for any shares purchased pursuant to exercise of an option granted under the Employee Plan must be paid in full upon exercise of the option in cash or, at the discretion of the Board or Committee, upon such terms and conditions as it may approve, by transferring to the Company for redemption shares of common stock at their fair market value. Notwithstanding the foregoing, the Company may extend and maintain, or arrange for the extension and maintenance of, credit to any optionee to finance his or her purchase of shares pursuant to exercise of an option on such terms as may be approved by the Board or Committee, subject to applicable regulations of the Federal Reserve Board and any other laws or regulations in effect at the time such credit is extended. (Transfer to the Company for redemption of shares of common stock at their fair market value as payment for the shares acquired upon exercise of the option may enable employees to use a technique known as "pyramiding," if the fair market value of the shares acquired upon exercise of the option exceeds the price at which the option may be exercised. Pyramiding of stock options, in brief, works as follows: An optionee may exercise a limited portion of his or her option for cash to acquire a few shares of stock. Because the value of the stock the optionee acquires exceeds the exercise price of the option, he or she may immediately exercise his or her option again by exchanging the shares acquired by the first exercise to acquire a greater number of shares. This process may be repeated until the optionee has fully exercised his or her option. The optionee does not keep the shares he or she exchanges upon each exercise of the option. Pyramiding may result in an optionee fully exercising his or her option at any one time by this series of stock exchanges with a nominal initial cash payment.) The Company has not previously permitted any optionee to transfer shares of common stock of the Company owned by the optionee to the Company as any part of the purchase price of shares purchased under an option granted under the Employee Plan.

     No option shall be exercisable during the lifetime of an optionee by any other person. The Board or the Committee has the power to set the time(s) within which each option shall be exercisable and to accelerate the time(s) of exercise. Unless otherwise provided by the Board or the Committee, each option shall become exercisable on a cumulative basis as to 25% of the total number of shares covered by the option at any time after one year from the date the option is granted and as to an additional 6 1/4% after the end of each consecutive calendar quarter thereafter.

     No option shall be exercisable after the earliest of the following: the expiration of ten years after the date the option is granted; three months after the date the optionee's employment with the Company and its subsidiaries terminates if termination is for any reason other than permanent disability, death, or cause; the date the optionee's employment terminates if termination is for cause; or one year after the date the optionee's employment terminates if termination is a result of death or permanent disability.

     An incentive stock option granted under the Employee Plan on or before December 31, 1986 may not be exercised while there is outstanding any previously granted incentive stock option. This limitation does not apply to incentive stock options granted after 1986.

     With respect to incentive stock options granted before 1987, the aggregate fair market value (determined as of the time the option is granted) of stock for which any employee may be granted incentive stock options in any calendar year shall not exceed $100,000 plus an additional amount (which can never exceed $150,000) determined by adding for each calendar year ended prior to the year of grant and after December 31, 1980 (but never more than the three prior calendar years) one-half of the difference between $100,000 and the aggregate fair market value (as of the date of the original grant) of the stock for which an optionee was granted incentive stock options in such calendar year. With respect to incentive stock options granted after 1986, the aggregate fair market value (determined as of the time the option is granted) of stock with respect to which incentive stock options are exercisable by any employee for the first time during any calendar year shall not exceed $100,000.

     Within certain limitations, the Board or Committee has the power to modify, extend, or renew outstanding options granted under the Employee Plan, accept the surrender of outstanding options, and authorize the granting of new options in substitution therefor.

     Mergers, Reorganizations and Consolidations. In the event of a liquidation of the Company or a merger, reorganization or consolidation of the Company with any other corporation in which the Company is not the surviving corporation or the Company becomes a subsidiary of another corporation, any unexercised options previously granted under the Employee Plan shall be deemed cancelled unless the surviving corporation elects to assume the options or to use substitute options. However, unless the surviving corporation elects to assume the options or to use substitute options, the optionee shall have the right, exercisable during a ten day period ending on the fifth day prior to such liquidation, merger or consolidation, to fully exercise the optionee's option in whole or in part without regard to any installment exercise provisions otherwise provided in the Employee Plan.

     Employee Plan Amendments. The Employee Plan may be terminated or amended by the Board as it shall deem advisable. Without the authorization and approval of the stockholders, however, the Board may not make any amendments which would (i) increase the total number of shares covered by the Employee Plan, (ii) change the class of persons eligible to participate, or (iii) extend the term of the Employee Plan beyond ten years from the date of adoption.

     Term of Employee Plan. Unless sooner terminated by the Board in its sole discretion, the Employee Plan will expire on September 30, 2000.

FEDERAL INCOME TAX CONSEQUENCES

     Both non-qualified stock options and incentive stock options may be granted under the Employee Plan. The federal income tax consequences to the Company and to any person granted an option under the Employee Plan, under the existing applicable provisions of the Code and the regulations thereunder, are substantially as set forth below.

     Non-Qualified Options. Under current federal income tax law, the grant of a non-qualified option under the Plan will have no federal income tax consequences to the Company or the optionee. Generally, upon exercise of a non-qualified stock option granted under the Employee Plan, the excess of the fair market value of the stock at the date of exercise over the option price (the "Spread") is taxable to the optionee as ordinary income. All such amounts taxable to an employee are deductible by the Company as compensation expense. The deduction will be allowed for the taxable year of the Company which includes the end of the taxable year in which the optionee includes an amount in income.

     Code Section 162(m) generally denies a tax deduction to any publicly held corporation for compensation that exceeds one million dollars paid to certain senior executives in a taxable year, subject to an exception for "performance based compensation" as defined in the Code and subject to certain transition provisions. Section 162(m) could limit the deductibility of compensation related to the exercise of options granted under the Employee Plan.

     Generally, the shares received on exercise of an option under the Employee Plan are not subject to restrictions on transfer or risks of forfeiture and, therefore, the optionee will recognize income on the date of exercise of a non-qualified stock option. However, if the optionee is subject to Section 16(b) of the Exchange Act, the Section 16(b) restriction will be considered a substantial risk of forfeiture for tax purposes. Under current law, employees who are either directors or officers of the Company will be subject to restrictions under Section 16(b) of the Exchange Act during their term of service and for up to six months after termination of such service. SEC Rule 16b-3 provides an exemption from the restrictions of Section 16(b) for the grant of derivative securities, such as stock options, under qualifying plans. Because the Employee Plan satisfies the requirements for exemption under SEC Rule 16b-3, the grant of options will not be considered a purchase and the exercise of the options to acquire the underlying shares of the Company Common Stock will not be considered a purchase or a sale. Thus, ordinary income will be recognized and the Spread will be measured on the date of exercise.

     The taxable income resulting from the exercise of a non-qualified stock option will constitute wages subject to withholding and the Company will be required to make whatever arrangements are necessary to ensure that funds equaling the amount of tax required to be withheld are available for payment, including the deduction of required withholding amounts from the optionee's other compensation and requiring payment of withholding amounts as part of the exercise price. The tax basis for the Company Common Stock acquired is the option price plus the taxable income recognized. An optionee will recognize gain or loss on the subsequent sale of shares acquired upon exercise of a non-qualified stock option in an amount equal to the difference between the amount realized and the tax basis of such shares. Such gain or loss will be long-term or short-term capital gain or loss, depending upon whether the shares have been held for more than one year.

     Incentive Stock Options. There will be no federal income tax consequences to the Company or the employee as a result of the grant of an incentive stock option. The optionee also will not recognize income when the incentive stock option is exercised (subject to the alternative minimum tax rules discussed below). Generally, the Company receives no deduction at the time of exercise.

     In the event of a disposition of shares acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the employee has held the shares. If the employee does not dispose of the shares within two years after the incentive stock option was granted, or within one year after the incentive stock option was exercised and shares were purchased, then the employee must recognize only a long-term capital gain or loss. The Company is not entitled to any deduction under these circumstances.

     If the optionee fails to satisfy either of the foregoing holding periods, then he or she must recognize ordinary income in the year of disposition (referred to as a "disqualifying disposition"). The amount of such ordinary income generally is determined under the rules applicable to non-qualified options (see above). However, such ordinary income will in no event exceed the amount of the gain realized on the sale, provided that the disposition involves an arm's-length sale or exchange with an unrelated party. Any gain in excess of the amount taxed as ordinary income will be treated as capital gain. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the optionee.

     The Spread under an incentive stock option is treated as an adjustment in computing alternative minimum taxable income ("AMTI") for the year of exercise. If a taxpayer's AMTI exceeds an exemption amount equal to $45,000 in the case of a married individual filing a joint return ($33,750 in the case of a single taxpayer), then the alternative minimum tax equals 26% of the first $175,000 of the excess and 28% of the taxable excess that exceeds $175,000, reduced by the amount of the regular federal income tax paid for the same taxable year. The exemption amount is subject to reduction in an amount equal to 25% of the amount by which AMTI exceeds $150,000 in the case of a married individual filing a joint return ($112,500 in the case of a single taxpayer). A subsequent disqualifying disposition of shares acquired upon exercise of an incentive stock option will eliminate the AMTI adjustment if the disposition occurs in the same taxable year as the exercise. A disqualifying disposition in a subsequent taxable year will not affect the alternative minimum tax computation in the earlier year.

     Payment of Option Exercise Price in Shares. To the extent an optionee pays all or part of the option exercise price of a non-qualified stock option by tendering shares of Common Stock owned by the optionee, the tax consequences described above apply except that the number of shares of Common Stock received upon such exercise which is equal to the number of shares surrendered in payment of the option price will have the same tax basis and holding periods as the shares surrendered. The additional shares of Common Stock received upon such exercise will have a tax basis equal to the amount of ordinary income recognized on such exercise and a holding period which commences on the day following the date of recognition of such income. Under proposed Treasury regulations, if an optionee exercises an incentive stock option by tendering shares of

Company Common Stock previously acquired by the exercise of an incentive stock option that have not satisfied statutory holding period requirements, a disqualifying disposition will occur and the optionee will recognize income and be subject to other basis allocation and holding period requirements.

OPTIONS OUTSTANDING UNDER THE EMPLOYEE PLAN

     As of October 7, 1996, a total of 1,588,861 shares had been issued under the Employee Plan as a result of previously granted awards. As of that date, options were outstanding under the Employee Plan held by approximately 249 persons to purchase an aggregate of 699,010 shares of Company common stock at an average exercise price of $12.25 per share, and 92,129 shares were available for future grants of options under the Employee Plan. Total options granted to date under the Employee Plan as of October 7, 1996, were as follows: Paul F.
Folino -- 205,000 shares; Walter J. McBride -- 60,000 shares; Michael A.
Peitler -- 60,000 shares; Ronald P. Quagliara -- 25,000 shares; Charles N.
Goff -- 36,249 shares; all current executive officers as a group (seven persons) -- 446,499 shares; all current employees as a group (excluding executive officers)(approximately 194 persons) -- 396,012 shares. Directors or nominees for director who are not employees of the Company have not been granted any options under the Employee Plan. In addition, no associate of any director, nominee for director or executive officer has been granted any options under the Employee Plan.

     The market value of the Company's common stock on October 7, 1996 was $16.625 per share.

REASONS FOR AMENDMENT OF THE EMPLOYEE PLAN

     The Board of Directors believes that amendment of the Employee Plan is necessary because option grants and the stock issuances under the Employee Plan play an important role in the Company's efforts to attract employees of outstanding ability and to reward employees for outstanding performance.

VOTE REQUIRED FOR APPROVAL OF AMENDMENT OF THE EMPLOYEE PLAN

     Approval of the amendment of the Employee Plan requires the affirmative vote of the holders of a majority of the shares of common stock of the Company present, or represented, and entitled to vote at the Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF AMENDMENT OF THE EMPLOYEE PLAN.

          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The accounting firm of KPMG Peat Marwick LLP serves the Company as its independent public accountants at the direction of the Board of Directors of the Company. One or more representatives of KPMG Peat Marwick LLP are expected to be present at the Meeting and will have an opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions.

     The Board of Directors recommends a vote "FOR" the ratification of the selection of KPMG Peat Marwick LLP as the independent public accountants for the Company for fiscal year 1997. This matter is not required to be submitted for stockholder approval, but the Board of Directors has elected to seek ratification of its selection of the independent public accountants by the affirmative vote of a majority of the shares represented and voting at the Meeting.

                COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Section 16 of the Exchange Act requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file various reports with the Securities and Exchange Commission and the National Association of Securities Dealers concerning their holdings of, and transactions in, securities of the Company. Copies of these filings must be furnished to the Company.

     Based on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during the 1996 fiscal year its officers, directors and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements.

                             STOCKHOLDER PROPOSALS

     Stockholders who wish to present proposals for action at the 1997 Annual Meeting should submit their proposals in writing to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement. Proposals must be received by the Secretary no later than April 15, 1997, for inclusion in next year's proxy statement and proxy card.

                         ANNUAL REPORT TO STOCKHOLDERS

     The Annual Report to Stockholders of the Company for the fiscal year ended June 30, 1996, including audited consolidated financial statements, has been mailed to the stockholders concurrently herewith, but such report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material.

                                 OTHER MATTERS

     The Management of the Company does not know of any other matters which are to be presented for action at the Meeting. Should any other matters come before the Meeting or any adjournment thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their collective judgment.

                           ANNUAL REPORT ON FORM 10-K

     A copy of the Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (exclusive of Exhibits), will be furnished without charge to any person from whom the accompanying proxy is solicited upon written request to Investor Relations, Emulex Corporation, 3535 Harbor Boulevard, Costa Mesa, California 92626. If Exhibit copies are requested, a copying charge of $.20 per page will be made.

                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          /s/ Walter J. McBride
                                          Walter J. McBride
                                          Senior Vice President, Chief Financial
                                          Officer,
                                          Secretary and Treasurer
Costa Mesa, California
October 21, 1996

     STOCKHOLDERS ARE URGED TO SPECIFY THEIR CHOICES AND TO DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                                                                      APPENDIX A

                               EMULEX CORPORATION

                           EMPLOYEE STOCK OPTION PLAN

     1. PURPOSE. The purpose of this Emulex Corporation Employee Stock Option Plan ("Plan") is to further the growth and development of Emulex Corporation ("Company") and its subsidiaries by providing, through ownership of stock of the Company, an incentive to officers and other key employees who are in a position to contribute materially to the prosperity of the Company, to increase such persons' interests in the Company's welfare, to encourage them to continue their services to the Company or its subsidiaries, and to attract individuals of outstanding ability to enter the employment of the Company or its subsidiaries.

     2. INCENTIVE AND NON-QUALIFIED STOCK OPTIONS. Two types of options (referred to herein as "options" without distinction between such two types) may be granted under the Plan: Options intended to qualify as incentive stock options ("incentive stock options") under Section 422 of the Internal Revenue Code of 1986, as amended, and any successor statutes ("Code"); and other options not specifically authorized or qualified for favorable income tax treatment by the Code ("non-qualified stock options").

     3. ADMINISTRATION.

        3.1 Administration by Board. Subject to Section 3.2, the Plan may be administered by the Board of Directors of the Company (the "Board"). Subject to the provisions of the Plan, the Board shall have authority to construe and interpret the Plan, to promulgate, amend, and rescind rules and regulations relating to its administration, from time to time to select from among the eligible employees (as determined pursuant to Section 4) of the Company and its subsidiaries those employees to whom options will be granted, to determine the timing and manner of the grant of the options, to determine the exercise price, the number of shares covered by and all of the terms of the options, to determine the duration and purpose of leaves of absence which may be granted to optionees without constituting termination of their employment for purposes of the Plan, and to make all of the determinations necessary or advisable for administration of the Plan. The interpretation and construction by the Board of any provisions of the Plan, or of any agreement issued and executed under the Plan, shall be final and binding upon all parties. No member of the Board shall be liable for any action or determination undertaken or made in good faith with respect to the Plan or any agreement executed pursuant to the Plan.

        3.2 Administration by Committee. The Board may, in its sole discretion, delegate any or all of its administrative duties to a committee (the "Committee") of not fewer than two (2) members of the Board, all of the members of which Committee shall be persons who, in the opinion of counsel to the Company, are "non-employee directors" as defined in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission, as amended and in effect on and after August 15, 1996, to be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease (to not less than two members) the size of the Committee, and add additional members to, or remove members from, the Committee. The Committee shall act pursuant to a majority vote, or the written consent of a majority of its members, and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the provisions of the Plan and the directors of the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may deem advisable. No member of the Committee shall be liable for any action or determination undertaken or made in good faith with respect to the Plan or any agreement executed pursuant to the Plan.

     4. ELIGIBILITY. Any employee of the Company or any of its subsidiaries who does not own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations shall be eligible to receive an option under the Plan. A director or employee may receive more than one option under the Plan. No director who is not also an employee shall be eligible to receive an option under the Plan.

     5. SHARES SUBJECT TO OPTIONS. The stock available for grant of options under the Plan shall be shares of the Company's authorized but unissued, or reacquired, common stock. The aggregate number of shares which may be issued pursuant to exercise of options granted under the Plan (including shares issued from the date of adoption of the Plan) shall not exceed 2,580,000 shares of common stock (subject to adjustment as provided in Section 6.14). In the event that any outstanding option under the Plan for any reason expires or is terminated, the shares of common stock allocable to the unexercised portion of the option shall again be available for options under the Plan as if no option had been granted with respect to such shares.

     6. TERMS AND CONDITIONS OF OPTIONS. Options granted under the Plan shall be evidenced by agreements (which need not be identical) in such form and containing such provisions which are consistent with the Plan as the Board or Committee shall from time to time approve. Each agreement shall specify whether the option granted thereby is an incentive stock option or a non-qualified stock option. Such agreements may incorporate all or any of the terms hereof by reference and shall comply with and be subject to the following terms and conditions:

        6.1 Number of Shares Subject to Option. Each option agreement shall specify the number of shares subject to the option.

        6.2 Option Price. The purchase price for the shares subject to any option shall not be less than 100% of the fair market value of the shares of common stock of the Company on the date the option is granted. For purposes of the Plan, the "fair market value" of any share of common stock of the Company at any date shall be (a) if the common stock is listed on an established stock exchange or exchanges, the last reported sale price per share on such date on the principal exchange on which it is traded, or if no sale was made on such date on such principal exchange, at the closing reported bid price on such date on such exchange, or (b) if the common stock is not then listed on an exchange, the last reported sale price per share on such date reported by NASDAQ, or if sales are not reported by NASDAQ or no sale was made on such date, the average of the closing bid and asked prices per share for the common stock in the over-the-counter market as quoted on NASDAQ on such date, or (c) if the common stock is not then listed on an exchange or quoted on NASDAQ, an amount determined in good faith by the Board or the Committee.

        6.3 Medium and Time of Payment. The purchase price for any shares purchased pursuant to exercise of an option granted under the Plan shall be paid in full upon exercise of the option in cash, or by check, or, at the discretion of the Board or the Committee, upon such terms and conditions as the Board or the Committee shall approve, by transferring to the Company for redemption shares of common stock of the Company at their fair market value (determined in the manner provided in Section 6.2 as of the date provided in Section 6.5). Shares of common stock transferred to the Company upon exercise of an option shall not increase the number of shares available for issuance under the Plan. Notwithstanding the foregoing, the Company may extend and maintain, or arrange for the extension and maintenance of, credit to any optionee to finance the optionee's purchase of shares pursuant to exercise of any option, on such terms as may be approved by the Board or the Committee, subject to applicable regulations of the Federal Reserve Board and any other laws or regulations in effect at the time such credit is extended.

        6.4 Term of Option. No option granted to an employee (including a director who is an employee) shall be exercisable after the expiration of the earliest of (i) ten years after the date the option is granted, (ii) three months after the date the optionee's employment with the Company and its subsidiaries terminates if such termination is for any reason other than permanent disability, death, or cause, (iii) the date the optionee's employment with the Company and its subsidiaries terminates if such termination is for cause, as determined by the Board or by the Committee, in its sole discretion, or (iv) one year after the date the optionee's employment with the Company and its subsidiaries terminates if such termination is a result of death or permanent disability, or death or permanent disability results within not more than three months of the date on which the optionee ceases to be an employee; provided, however, that the option agreement for any option may provide for shorter periods in each of the foregoing instances. For the purposes of this
Section 6.4 (a), "permanent disability" shall mean a disability of the type defined in Section 22(c) (3) of the Code.

        6.5 Exercise of Option. No option shall be exercisable during the lifetime of an optionee by any person other than the optionee. The Board or the Committee shall have the power to set the time or times within which each option shall be exercisable and to accelerate the time or times of exercise. Unless otherwise provided by the Board or the Committee, each option granted under the Plan shall become exercisable on a cumulative basis as to 25% of the total number of shares covered thereby at any time after one year from the date the option is granted and an additional 6 1/4% of such total number of shares at any time after the end of each consecutive calendar quarter thereafter until the option has become exercisable as to all of such total number of shares. To the extent that an optionee has the right to exercise an option and purchase shares pursuant thereto, the option may be exercised from time to time by written notice to the Company, stating the number of shares being purchased and accompanied by payment in full of the purchase price for such shares. If shares of common stock of the Company are used in part or full payment for the shares to be acquired upon exercise of the option, such shares shall be valued for the purpose of such exchange as of the date of exercise of the option in accordance with the provisions of Sections 6.2 and 6.3. Any certificate(s) for shares of outstanding common stock of the Company used to pay the purchase price shall be accompanied by stock power(s) duly endorsed in blank by the registered holder of the certificate(s) (with the signature thereon guaranteed). In the event the certificate(s) tendered by the optionee in such payment cover more shares than are required for such payment, the certificate(s) shall also be accompanied by instructions from the optionee to the Company's transfer agent with respect to disposition of the balance of the shares covered thereby.

        6.6 No Transfer of Option. No option shall be transferable by an optionee otherwise than by will or the laws of descent and distribution.

        6.7 Prior Outstanding Incentive Stock Options. No incentive stock option granted under the Plan prior to 1987 shall be exercisable to any extent at any time while there is outstanding any incentive stock option which was granted prior to the granting of such option to the optionee by the Company or any subsidiary or parent corporation of the Company or any predecessor corporation of the Company or any subsidiary or parent corporation of the Company. For the purpose of this Section 6.7, an option shall be outstanding until such time as the option is exercised in full or expires by reason of lapse of time.

        6.8  Limit on Incentive Stock Options.

          (a) The aggregate fair market value (determined as of the time the option is granted) of the stock for which any employee may be granted incentive stock options in any calendar year commencing after December 31, 1980 and continuing before January 1, 1987 (under all option plans of the Company and its parent and subsidiary corporations) shall not exceed $100,000 plus any unused limit carryover to such year allowed under Section 422(c)(4) of the Code.

          (b) The aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options granted after December 31, 1986 are exercisable for the first time by an optionee during any calendar year (under all incentive stock option plans of the Company and its subsidiaries) shall not exceed $100,000.

        6.9 Restriction on Issuance of Shares. The issuance of options and shares shall be subject to compliance with all of the applicable requirements of law with respect to the issuance and sale of securities, including, without limitation, any required qualification under the California Corporate Securities Law of 1968, as amended.

        6.10 Investment Representation. Any optionee may be required, as a condition of issuance of shares covered by his or her option, to represent that the shares to be acquired pursuant to exercise of the option will be acquired for investment and without a view to distribution thereof, and in such case, the Company may place a legend on the certificate evidencing the shares reflecting the fact that they were acquired for investment and cannot be sold or transferred unless registered under the Securities Act of 1933, as amended, or unless counsel for the Company is satisfied that the circumstances of the proposed transfer do not require such registration.

        6.11 Rights as a Stockholder or Employee. An optionee or transferee of an option shall have no rights as a stockholder of the Company with respect to any shares covered by any option until the date of issuance of a share certificate for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether cash, securities, or other property) or distribution or other rights for which the record date is prior to the date such share certificate is issued, except as provided in Section 6.14. Nothing in the Plan or in any option agreement shall confer upon any employee any right to continue in the employ of the Company or any of its subsidiaries or interfere in any way with any right of the Company or any subsidiary to terminate the optionee's employment at any time.

        6.12 No Fractional Shares. In no event shall the Company be required to issue fractional shares upon the exercise of an option.

        6.13 Exercisability in the Event of Death. In the event of the death of the optionee while he or she is an employee and/or director of the Company or any of its subsidiaries or within not more than three months of the date on which he or she ceased to be an employee and/or director, any option or unexercised portion thereof granted to the optionee, to the extent exercisable by him or her on the date of death, may be exercised by the optionee's personal representatives, heirs, or legatees subject to the provisions of Section 6.4 hereof.

        6.14 Recapitalization or Reorganization of Company. Except as otherwise provided herein, appropriate and proportionate adjustments shall be made in the number and class of shares subject to the Plan and to the option rights granted under the Plan, and the exercise price of such option rights, in the event of a stock dividend (but only on common stock), stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, separation, or like change in the capital structure of the Company. In the event of a liquidation of the Company, or a merger, reorganization, or consolidation of the Company with any other corporation in which the Company is not the surviving corporation or the Company becomes a wholly-owned subsidiary of another corporation, any unexercised options theretofore granted under the Plan shall be deemed canceled unless the surviving corporation in any such merger, reorganization, or consolidation elects to assume the options under the Plan or to use substitute options in place thereof; provided, however, that, notwithstanding the foregoing, if such options would otherwise be canceled in accordance with the foregoing, the optionee shall have the right, exercisable during a ten-day period ending on the fifth day prior to such liquidation, merger, or consolidation, to exercise the optionee's option in whole or in part without regard to any installment exercise provisions in the optionee's option agreement. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board or the Committee, the determination of which in that respect shall be final, binding, and conclusive, provided that each option granted pursuant to the Plan shall not be adjusted in a manner that causes the option to fail to continue to qualify as an incentive stock option within the meaning of Section 422 of the Code.

        6.15 Modification, Extension, and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, the Board or Committee may modify, extend, or renew outstanding options granted under the Plan, accept the surrender of outstanding options (to the extent not theretofore exercised), and authorize the granting of new options in substitution therefor (to the extent not theretofore exercised). The Board or Committee shall not, however, modify any outstanding incentive stock option in any manner which would cause the option not to qualify as an incentive stock option within the meaning of Section 422 of the Code. Notwithstanding the foregoing, no modification of an option shall, without the consent of the optionee, alter or impair any rights of the optionee under the option.

        6.16 Other Provisions. Each option may contain such other terms, provisions, and conditions not inconsistent with the Plan as may be determined by the Board or Committee.

     7. TERMINATION OR AMENDMENT OF PLAN. The Board may at any time terminate or amend the Plan; provided that, without approval of the stockholders of the Company, there shall be, except by operation of the provisions of Section 6.14, no increase in the total number of shares covered by the Plan, no change in the class of persons eligible to receive options granted under the Plan or other material modification of the requirements as to eligibility for participation in the Plan, no material increase in the benefits accruing to participants under the Plan, and no extension of the latest date upon which options may be granted; and provided further that, without the consent of the optionee, no amendment may adversely affect any then outstanding option or any unexercised portion thereof.

     8. INDEMNIFICATION. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Board or the Committee administering the Plan shall be indemnified by the Company against reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit, or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit, or proceeding that such member is liable for negligence or misconduct in the performance of his duties, provided that within 60 days after institution of any such action, suit, or proceeding, the member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

     9. NON-QUALIFIED STOCK OPTION PLAN. The Plan as set forth herein constitutes an amendment and restatement of the Company's Non-Qualified Stock Option Plan which was adopted in November 1980. The Board or the Committee may, in its discretion, authorize the conversion, to the fullest extent permitted by law, of non-qualified stock options granted under the Non-Qualified Stock Option Plan prior to such amendment to incentive stock options under this Plan, as so amended. Any such options converted to incentive stock options shall be treated as incentive stock options for all purposes under the Plan; provided, however, that none of the terms or conditions of any such options, including, but not limited to, the exercise price, the term of the option, and the time(s) within which the option may be exercised, shall be altered or amended by reason of such conversion.

     10. STOCKHOLDER APPROVAL AND TERM OF PLAN. The Plan shall not take effect until approved by the stockholders of the Company. Unless sooner terminated by the Board in its sole discretion, the Plan will expire on September 30, 2000.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

Please mark       /X/
your votes as
indicated in
this example

1. ELECTION OF DIRECTORS

     FOR all nominees          WITHHOLD
    listed to the right        AUTHORITY
    (except as marked   to vote for all nominees
     to the contrary)      listed to the right
           / /                     / /

(INSTRUCTION: To withhold authority to vote for any individual nominee mark the box next to the nominee's name below):

        / / Fred B. Cox         / / Robert H. Goon
        / / Michael P. Downey   / / Don M. Lyle
        / / Paul F. Folino

2. AMENDMENT TO EMPLOYEE STOCK
OPTION PLAN

   FOR     AGAINST    ABSTAIN
   / /       / /        / /

3. RATIFICATION OF SELECTION OF
INDEPENDENT PUBLIC ACCOUNTANTS

   FOR     AGAINST    ABSTAIN
   / /       / /        / /

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Dated: ___________________________________________, 1996

________________________________________________________
                Signature

________________________________________________________
Signature if held jointly

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign.
When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE READ, SIGN, DATE, AND RETURN THE
PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

                               EMULEX CORPORATION

YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE SIGN AND RETURN YOUR
PROXY BY TEARING OFF THE TOP PORTION OF THE SHEET AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

   ATTENTION STOCKHOLDER:

   Our records indicate you have not yet exchanged your $.10 par value (Old Common) certificate(s) of Emulex Corporation for the new $.20 par value common shares. Stockholders were notified to send in their shares pursuant to the one-for-two reverse stock split of the Common Stock which was approved by Emulex stockholders at a Special Meeting of Stockholders held on February 24, 1994.

   It is important to exchange your old shares for the new common stock to avoid experiencing delays should you wish to change the registration or deliver the shares to a broker.

   Please locate your old Emulex certificate(s) and mail them to our agent.

                        CHASEMELLON SHAREHOLDER SERVICES
                           Reorganization Department
                                   PO Box 845
                                Midtown Station
                               New York, NY 10018

   We recommend you mail your certificate by registered mail.

            PLEASE DO NOT MAIL YOUR CERTIFICATE(S) WITH YOUR PROXY.

   If you have lost your certificate(s) of Old Common shares or have any questions relating to the exchange of your shares, contact ChaseMellon at 1-800-648-8169.

--------------------------------------------------------------------------------





PROXY

                               EMULEX CORPORATION
                             3535 Harbor Boulevard
                          Costa Mesa, California 92626

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


        The undersigned hereby appoints Fred B. Cox and Robert H. Goon as Proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent and to vote as designated on the reverse side, all the shares of common stock of Emulex Corporation held of record by the undersigned on October 7, 1996, at the Annual Meeting of Stockholders to be held on November 21, 1996, or any adjournment thereof.




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


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THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE     Please mark
MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.      your votes     /X/
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR       as indicated
PROPOSALS 1, 2 AND 3.                                       in this example


1.  ELECTION OF DIRECTORS

        FOR all nominees                   WITHHOLD
       listed to the right                 AUTHORITY
        (except as marked                 to vote for
        to the contrary)                 all nominees
                                      listed to the right

             /  /                             / /

    (INSTRUCTION: To withhold authority to vote for any individual nominee mark the box next to the nominee's name below):

                / / Fred B. Cox                 / / Robert H. Goon
                / / Michael F. Downey           / / Don M. Lyle
                / / Paul F. Folino

2.  AMENDMENT TO EMPLOYEE STOCK OPTION PLAN

                FOR             AGAINST         ABSTAIN

                /  /              /  /            /  /

3.  RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

                FOR             AGAINST         ABSTAIN

                /  /              /  /            /  /

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                Dated:                          , 1996
                                      -------------------------

                                --------------------------------------
                                              Signature

                                --------------------------------------
                                Signature if held jointly

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE READ, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


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                               EMULEX CORPORATION



                     YOUR VOTE IS IMPORTANT TO THE COMPANY


                      PLEASE SIGN AND RETURN YOUR PROXY BY
                    TEARING OFF THE TOP PORTION OF THE SHEET
             AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE




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
PROXY                          EMULEX CORPORATION
                             3535 HARBOR BOULEVARD
                          COSTA MESA, CALIFORNIA 92626

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Fred B. Cox and Robert H. Goon as Proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent and to vote as designated on the reverse side, all the shares of common stock of Emulex Corporation held of record by the undersigned on October 7, 1996, at the Annual Meeting of Stockholders to be held on November 21, 1996, or any adjournment thereof.




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